MASTER LEASE AGREEMENT



Lessor:           Super American Tissue Mills of Tennessee LLC
                  135 Engineers Road
                  Hauppauge, New York  11788

Lessee:           American Tissue Mills of Tennessee LLC
                  135 Engineers Road
                  Hauppauge, New York  11788



     The lessor pursuant to this Master Lease Agreement ("Agreement") is Super American Tissue Mills of Tennessee LLC ("Lessor"). All equipment, together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements and replacements thereof or thereto, which are the subject of a Lease (as defined in the next sentence) shall be referred to as "Equipment." Simultaneously with the execution and delivery of this Agreement, the parties are entering into one or more Lease Schedules (each, a "Schedule") which refer to and incorporate by reference this Agreement, each of which constitutes a lease (each, a "Lease") for the Equipment specified therein. Additional details pertaining to each Lease are specified in the applicable Schedule. Each Schedule that the parties hereafter enter into shall constitute a Lease.

     1. LEASE. Subject to and upon all of the terms and conditions of this Agreement and each Schedule, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the Equipment for the Term (as defined in Paragraph 2 below) thereof.

     2. TERM. Each Lease shall be effective and the term of each Lease ("Term") shall commence on the date of execution of the applicable Schedule and, unless sooner terminated (as hereinafter provided), shall expire upon payment of all rent and other amounts due and to become due with respect to such Equipment and the complete satisfaction by Lessee of all obligations hereunder with respect to such Equipment; provided, however, that obligations due to be performed by the Lessee during the Term shall continue until they have been performed in full.

     3. RENT. Lessee shall pay as rent to Lessor, for use of the Equipment during the Term, rental payments equal to the sum of all rental payments including, without limitation, security deposits, and interim rents payable in the amounts and on the dates specified in the applicable Schedule ("Rent"). If any Rent or other amount payable by Lessee is not paid within ten days after the day on which it becomes payable, Lessee will pay on demand, as a late charge, an amount equal to 5% of such unpaid Rent or other amount but only to the extent permitted by applicable law. All payments provided for herein shall be payable to Lessor at its address specified above, or at any other place designated by Lessor.

     4. LEASE NOT CANCELABLE; LESSEE'S OBLIGATIONS ABSOLUTE. No Lease may be canceled or terminated except as expressly provided herein. Lessee's obligation to pay all Rent due or to become due hereunder shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, including any failure of the Equipment.

     5. WARRANTIES. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT OR ITS MERCHANTABILITY, SUITABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE A CLAIM AGAINST LESSOR FOR BREACH OF ANY WARRANTY WHATSOEVER. LESSEE LEASES THE EQUIPMENT "AS IS." IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY FOR, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR, ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR ANY DEFICIENCY OR DEFECT THEREOF OR THE OPERATION, MAINTENANCE OR REPAIR THEREOF OR ANY CONSEQUENTIAL DAMAGES AS THAT TERM IS USED IN SECTION 2-719(3) OF THE MODEL UNIFORM COMMERCIAL CODE OR SIMILAR STATUTE ("UCC"). Lessor grants to Lessee, for the sole purpose of prosecuting a claim, the benefits of any and all warranties made available by the manufacturer or the vendor of the Equipment to the extent assignable.

     6. OWNERSHIP; INSPECTION; MARKING; FINANCING STATEMENTS. Lessee shall affix to the Equipment any labels supplied by Lessor indicating ownership of such Equipment. The Equipment is and shall be the sole property of Lessor. Lessee shall have no right, title or interest therein, except as lessee under a Lease. The Equipment is and shall at all times be and remain personal property and shall not become a fixture. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. Lessee shall make the Equipment and its maintenance records available for inspection by Lessor at reasonable times and upon reasonable notice. Lessee shall execute and deliver to Lessor for filing any UCC financing statements or similar documents Lessor may request.

     7. EQUIPMENT USE. Lessee agrees that the Equipment will be operated by competent, qualified personnel in connection with Lessee's business for the purpose for which the Equipment was designed and in accordance with applicable operating instructions, laws and government regulations, and that Lessee shall use every reasonable precaution to prevent loss or damage to the Equipment from fire and other hazards. Lessee shall procure and maintain in effect all orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, use and operation of the Equipment.

     8. MAINTENANCE. Lessee, at its sole cost and expense, shall keep the Equipment in a suitable environment as specified by the manufacturer's guidelines or the equivalent and meet all recertification requirements, and shall maintain the Equipment in its original condition and working order, ordinary wear and tear excepted. At the request of Lessor, Lessee shall furnish all proof of maintenance.

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


     9. CASUALTY INSURANCE; LOSS OR DAMAGE.Lessee will maintain, at its own expense, liability and property damage insurance relating to the Equipment, insuring against such risks as are customarily insured against on the type of equipment leased hereunder by businesses in which Lessee is engaged in such amounts, in such form, and with insurers satisfactory to Lessor;

     Until the expiration of the Lease Term, Lessee shall bear the entire risk of theft or destruction of, or damage to, the Equipment including, without limitation, any condemnation, seizure or requisition of title or use (each a "Casualty Loss"). No Casualty Loss shall relieve Lessee from its obligations to pay Rent except as provided in the penultimate sentence of this paragraph. When any Casualty Loss occurs, Lessee shall immediately notify Lessor and, at the option of Lessee, shall promptly (a) place such Equipment in good repair and working order; or (b) replace such Equipment with other equipment reasonably acceptable to Lessor with respect to value and kind and consistent with the terms hereof. The proceeds of any insurance payable with respect to the Equipment shall be applied, at the option of Lessor, either towards (i) repair of the Equipment or (ii) payment of any of Lessee's obligations hereunder. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Casualty Loss under any insurance policy relating to the Equipment.

     10. TAXES. Lessee shall pay when due, and indemnify and hold Lessor harmless from, all sales, use, excise and other taxes, charges, and fees (including, without limitation, income, franchise, business and occupation, gross receipts, sales, use, licensing, registration, titling, personal property, stamp and interest equalization taxes, levies, imposts, duties, charges or withholdings of any nature), and any fines, penalties or interest thereon, imposed or levied by any governmental body, agency or tax authority upon or in connection with the Equipment, its purchase, ownership, delivery, leasing, possession, use or relocation of the Equipment or otherwise in connection with the transactions contemplated by each Lease or the Rent thereunder, excluding taxes on or measured by the net income of Lessor. Upon request, Lessee will provide proof of payment. Unless Lessor elects otherwise, Lessor will pay all property taxes on the Equipment for which Lessee shall reimburse Lessor promptly upon request. Lessee shall timely prepare and file all reports and returns which are required to be made with respect to any obligation of Lessee under this Paragraph 10. Lessee shall, to the extent permitted by law, cause all billings of such fees, taxes, levies, imposts, duties, withholdings and governmental charges to be made to Lessor in care of Lessee. Upon request, Lessee will provide Lessor with copies of all such billings.

     11. LESSOR'S PAYMENT. If Lessee fails to perform its obligations under Paragraphs 9 or 10 above, or Paragraph 17 below, Lessor shall have the right to substitute performance, in which case, Lessee shall immediately reimburse Lessor therefor.

     12. GENERAL INDEMNITY. Each Lease is a net lease. Therefore, Lessee shall indemnify Lessor and its successors and assigns against, and hold Lessor and its successors and assigns harmless from, any and all claims, actions, damages, obligations, liabilities and all costs and expenses, including, without limitation, legal fees, incurred by Lessor or its successors and assigns arising out of each Lease including, without limitation, the purchase, ownership, delivery, lease, possession, maintenance, condition, use or return of the Equipment, or arising by operation of law. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Any payment pursuant to this Paragraph (except for any payment of Rent) shall be of such amount as shall be necessary so that, after payment of any taxes required to be paid thereon by Lessor, including taxes on or measured by the net income of Lessor, the balance will equal the amount due hereunder. The provisions of this Paragraph with regard to matters arising during a Lease shall survive the expiration or termination of such Lease.

     13. ASSIGNMENT BY LESSEE. Lessee shall not, without the prior written consent of Lessor, (a) assign, transfer, pledge or otherwise dispose of any Lease or Equipment, or any interest therein; (b) sublease or lend any Equipment or permit it to be used by anyone other than Lessee and its employees; or (c) move any Equipment from the location specified for it in the applicable Schedule without Lessor's prior written consent; except that if the Equipment is of a type that is normally moved from site to site or constitutes Mobile Goods, as such term is defined in the Uniformed Commercial Code, it may temporarily be removed from such location provided that it will be based at such location and stored there when not in use, and further provided that the Equipment shall not be removed from the United States without Lessor's prior written consent. Notwithstanding anything to the contrary in the immediately preceding sentence, Lessee may keep any Equipment consisting of motor vehicles or rolling stock at any location in the United States.

     14. ASSIGNMENT BY LESSOR. Lessor may at any time, without the consent of Lessee, assign its interest or grant a security interest in any Lease and the Equipment individually or together, in whole or in part.

     15. DEFAULT; NO WAIVER. Lessee or any guarantor of any or all of the obligations of Lessee hereunder (together with Lessee, the "Lease Parties") shall be in default under each Lease upon the occurrence of any of the following events (each, an "Event of Default"): (a) Lessee fails to pay when due any amount required to be paid by Lessee under or in connection with any Lease; (b) any of the Lease Parties fails to perform any other provisions under or in connection with a Lease or violates any of the covenants or agreements of such Lease Party under or in connection with a Lease; (c) any representation made or financial information delivered or furnished by any of the Lease Parties under or in connection with a Lease shall prove to have been inaccurate in any material respect when made; (d) any of the Lease Parties makes an assignment for the benefit of creditors, whether voluntary or involuntary, or consents to the appointment of a trustee or receiver, or if either shall be appointed for any of the Lease Parties or for a substantial part of its property without its consent and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five days following the commencement thereof;
(e) any petition or proceeding is filed by or against any of the Lease Parties under any federal or state bankruptcy or insolvency code or similar law and, in the case of any such involuntary petition or proceeding, such petition or proceeding remains undismissed or unstayed for forty-five days following the filing or commencement thereof, or any of the Lease Parties takes any action authorizing any such petition or proceeding; (f) any of the Lease Parties fails to pay when due any indebtedness for borrowed money or under conditional sales or installment sales contracts or similar agreements, leases or obligations evidenced by bonds, debentures, notes or other similar agreements or instruments to any creditor (including Lessor under any other agreement) after any

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


and all applicable cure periods therefore shall have elapsed; (g) any judgment shall be rendered against any of the Lease Parties which shall remain unpaid or unstayed for a period of sixty days; (h) any of the Lease Parties shall dissolve, liquidate, wind up or cease its business, sell or otherwise dispose of all or substantially all of its assets, make any material change in its capital structure or lines of business, amend or modify its name, merge or consolidate with any other entity, suffer any loss or suspension of any license, permit or other right or asset necessary to the profitable conduct of its business, fail to pay its debts as they mature, or call a meeting for purposes of compromising its debts; (i) any of the Lease Parties shall deny or disaffirm its obligations hereunder or under any of the documents delivered in connection herewith; (j) there is a change in the ownership of any equity or ownership interest of any of the Lease Parties or any such interest becomes subject to any contractual, judicial or statutory lien, charge, security interests or encumbrance; or (k) Lessor, in its reasonable judgment, shall deem itself insecure.

     16. REMEDIES. Upon the occurrence and continuation of an Event of Default, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies: (a) terminate each Lease; (b) declare any and all Rent and other amounts then due and any and all Rent and other amounts to become due under each Lease immediately due and payable; (c) take possession of any or all items of Equipment, wherever located, without demand, notice, court order or other process of law, and without liability for entry to Lessee's premises, for damage to Lessee's property or otherwise; (d) lease, sell or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice and on public or private bid; (e) recover the following amounts from the Lessee (as damages, including reimbursement of costs and expenses, liquidated for all purposes and not as a penalty): (i) all costs and expenses of Lessor reimbursable to it hereunder, including, without limitation, expenses of disposition of the Equipment, legal fees and all other amounts specified in Paragraph 17 below; (ii) an amount equal to the sum of (A) any accrued and unpaid Rent through the later of (1) the date of the applicable default or (2) the date that Lessor has obtained possession of the Equipment or such other date as Lessee has made an effective tender of possession of the Equipment to Lessor (the "Default Date") and (B) if Lessor resells or re-lets the Equipment, Rent at the periodic rate provided for in each Lease for the additional period that it takes Lessor to resell or re-let all of the Equipment; (iii) the present value of all future Rent reserved in the Leases and contracted to be paid over the unexpired Terms of the Leases discounted at five percent simple interest per annum; (iv) the residual value of the Equipment as of the expiration of the Term of the applicable Lease; and (v) any indebtedness for Lessee's indemnity under Paragraph 12 above, plus a late charge at the rate specified in Paragraph 3 above, less the amount received by Lessor, if any, upon sale or re-let of the Equipment; and (f) exercise any other right or remedy to recover damages or enforce the terms of the Leases. Lessor may pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance and injunctive relief. Any failure of Lessor to require strict performance by Lessee, or any waiver by Lessor of any provision hereunder or under any Schedule, shall not be construed as a consent or waiver of any other breach of the same or of any other provision. Any amendment or waiver of any provision hereof or under any Schedule or consent to any departure by Lessee herefrom or therefrom shall be in writing and signed by Lessor.

     No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

     17. LESSOR'S EXPENSE. Lessee shall pay Lessor on demand all costs and expenses in protecting and enforcing Lessor's rights and interests in each Lease and the Equipment, including, without limitation, legal, collection and remarketing fees and expenses incurred by Lessor in enforcing the terms, conditions or provisions of each Lease or, upon the occurrence and continuation of an Event of Default.

     18. LESSEE'S WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of the UCC. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 16 above or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 16. Any action by Lessee against Lessor for any default by Lessor under any Lease shall be commenced within one year after any such cause of action accrues.

     19. NOTICES; ADMINISTRATION. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, if to Lessor, to Super American Tissue Mills of Tennessee LLC, 135 Engineers Road, Hauppauge, New York 11788, Attention: Mehdi Gabayzadeh; or if to Lessee, to American Tissue Mills of Tennessee LLC, 135 Engineers Road, Hauppauge, New York 11788, Attention: Mehdi Gabayzadeh; or to such other address as shall be designated by the addressee by notice to the other party given in accordance with the provisions of this Paragraph 19. All such notices and correspondence shall be effective when received.

     20. REPRESENTATIONS. Lessee represents and warrants to Lessor that (a) Lessee is duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the execution, delivery and performance by Lessee of this Agreement are within Lessee's powers, have been duly authorized by all necessary action, and do not contravene (i) Lessee's organizational documents or
(ii) any law or contractual restriction binding on or affecting Lessee; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Lessee of this Agreement; and (d) each Lease constitutes the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms.

     21. FURTHER ASSURANCES. Lessee, upon the request of Lessor, will execute, acknowledge, record or file, as the case may be, such further documents and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement. Lessee hereby appoints Lessor as its attorney-in-fact to execute on behalf of Lessee and authorizes Lessor to file without Lessee's signature any UCC financing statements and amendments Lessor deems advisable.

     22. FINANCIAL STATEMENTS. Lessee shall deliver to Lessor: (a) as soon as available, but not later than 120 days after the end of each fiscal year of Lessee and its consolidated subsidiaries, the consolidated balance sheet, income statement and statements of cash flows and shareholders equity for Lessee and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters in any fiscal year of Lessee and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of Lessee that such Financial Statements have been prepared in accordance with generally accepted accounting principles and are fairly stated in all material respects (subject to normal year-end audit adjustments).

     23. CONSENT TO JURISDICTION. Lessee irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York for any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and Lessee irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or federal court.

     24. WAIVER OF JURY TRIAL. LESSEE AND LESSOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     25. SPECIAL TAX INDEMNIFICATION. Lessee acknowledges that Lessor, in determining the Rent due hereunder, has assumed that certain tax benefits as are provided to an owner of property under the Internal Revenue Code of 1986, as amended (the "Code"), and under applicable state tax law, including, without limitation, depreciation deductions under Section 168 (b) of the Code, and deductions under Section 163 of the Code in an amount at least equal to the amount of interest paid or accrued by Lessor with respect to any indebtedness incurred by Lessor in financing its purchase of the Equipment, are available to Lessor as a result of the lease of the Equipment. In the event Lessor is unable to obtain such tax benefits for any reason, is required to include in income any amount other than the Rent or is required to recognize income in respect of the Rent earlier than anticipated pursuant to this Agreement, Lessee shall pay Lessor additional rent ("Additional Rent") in a lump sum in an amount needed to provide Lessor with the same after-tax yield and after-tax cash flow as would have been realized by Lessor had Lessor (i) been able to obtain such tax benefits, (ii) not been required to include any amount in income other than the Rent and (iii) not been required to recognize income in respect of the Rent earlier than anticipated pursuant to this Agreement. The Additional Rent shall be computed by Lessor, which computation shall be binding on Lessee. The Additional Rent shall be due immediately upon written notice by Lessor to Lessee of Lessor's inability to obtain tax benefits, the inclusion of any amount in income other than the Rent or the recognition of income in respect of the Rent earlier than anticipated pursuant to this Agreement. The provisions of this Paragraph 25 shall survive the termination of this Agreement.

     26. GOVERNING LAW; SEVERABILITY. EACH LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. IF ANY PROVISION


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

SHALL BE HELD TO BE INVALID OR UNENFORCEABLE, THE VALIDITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED.

LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THIS AGREEMENT AND THE SCHEDULES HERETO, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. FURTHER, LESSEE AND LESSOR AGREE THAT THIS AGREEMENT AND THE SCHEDULES DELIVERED IN CONNECTION HEREWITH FROM TIME TO TIME ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Master Lease Agreement to be duly executed by their duly authorized officers as of this 25th day of September, 2000.


AMERICAN TISSUE MILLS OF TENNESSEE LLC
(Lessee)


By: /s/ Mehdi Gabayzadeh
   -----------------------------------------
     Name: Mehdi Gabayzadeh
     Title: Manager



SUPER AMERICAN TISSUE MILLS OF TENNESSEE LLC
(Lessor)

By:/s/ Mehdi Gabayzadeh
   -----------------------------------------
     Name: Mehdi Gabayzadeh
     Title: Manager



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


SCHEDULE NO. 1, dated September 25, 2000 to MASTER LEASE AGREEMENT



Lessor Name & Mailing Address           Lessee Name & Mailing Address
Super American Tissue Mills             American Tissue Mills of Tennessee LLC
 of Tennessee LLC                       135 Engineers Road
135 Engineers Road                      Hauppauge, New York  11788
Hauppauge, New York  11788

Equipment Location
400 Mahannah Avenue
Memphis, Tennessee  38107

This Schedule covers the following described equipment ("Equipment")

                            See Attached Schedule "A"

The Equipment is hereby leased pursuant to the provisions of the Master Lease Agreement between the undersigned Lessee and Lessor dated as of September 25, 2000, the terms of which are incorporated herein by reference thereto, plus the following additional terms, provisions and modifications:

4.   Number of rental payments                     240

5.   Rental payments will be in the
     amount of $175,000. The first
     rental payment will be due on
     September 25, 2000, and subsequent
     rental payments will be due on the
     same day monthly thereafter

6. Except as expressly provided or modified hereby, all the terms and provisions of the Master Lease Agreement shall remain in full force and effect.

In witness whereof, this Schedule is hereby executed and agreed to this 25th day of September, 2000.

Super American Tissue Mills of          American Tissue Mills of
Tennessee LLC (Lessor)                  Tennessee LLC (Lessee)

By:/s/ Mehdi Gabayzadeh                 By: /s/ Mehdi Gabayzadeh
   ----------------------------------       -----------------------------------
   Name:  Mehdi Gabayzadeh                  Mehdi: Gabayzadeh
   Title: Manager                           Title: Manager